UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FROM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     October 2, 2000 Date of Report (Date of Earliest Event Reported)

THE BILLIARD CHANNEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30272	95-4738432
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
#104 - 20177 54A Avenue
Langley, B.C. V3A 3W6
(Address of principal executive offices)

(604) 532-2090
(Registrant’s telephone number)

Enterprise Consolidation Corporation
860 Via De La Paz, Suite E-1
Pacific Palisades, CA 90272
(Former name and former address)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

- and -

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 14, 2000, Enterprise Consolidation Corporation (“Enterprise”), and Stuart

Communications Corporation (“Stuart”), entered into an Agreement and Plan of Merger that was reported on Form 8-K dated March 14, 2000.

     On September 19, 2000, Enterprise and Stuart entered into an Agreement and Mutual Release (“Agreement”) whereby Enterprise and Stuart, having determined that it would not be in the best interest of Enterprise and Stuart to effectuate the Agreement and Plan of Merger. Therefore, Enterprise and Stuart agreed to:

1. Not follow through with the terms and provisions of the Agreement and Plan of
Merger;

2. Take all acts necessary to unwind any and all actions completed and contemplated in conjunction with the Merger Agreement;

3. Return Enterprise and Stuart to the Status Quo prior to the execution of the
Agreement and Plan of Merger; and

4. Hold each other harmless, with each party to bear their own costs, fees, expenses and attorney’s fees in conjunction with the Merger Agreement and return to their pre Agreement and Plan of Merger Status Quo.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not Applicable

ITEM 5. OTHER EVENTS

     All officers and Directors of Enterprise and Stuart have returned to their pre merger Status Quo.

     All controlling shareholders of Enterprise and Stuart have returned to their pre merger Status Quo.

ITEM 6. RESIGNATIONS OF REGISTRANT’S DIRECTORS

     All officers and Directors of Enterprise and Stuart have returned to their pre merger Status Quo.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

Not Applicable

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

______The Billiard Channel, Inc.___
(Registrant)
Date: October 2, 2000	By:	___/s/Timothy Hipsher___________
President